Exhibit 10.1

EXHIBIT 10.1
FORM OF AGREEMENT AND PLAN OF SHARE EXCHANGE

AGREEMENT AND PLAN OF SHARE EXCHANGE

between

CRYPTOSIGN, INC.,

NABUFit Global ApS

and the Shareholders of NABUFit Global APS

October 8, 2015

Table of Contents

ARTICLE I	THE EXCHANGE	1
ARTICLE II	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	6
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS	12
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF CRYPTOSIGN	14
ARTICLE V	COVENANTS	20
ARTICLE VI	CONDITIONS TO CONSUMMATION OF EXCHANGE	23
ARTICLE VII	TERMINATION	25
ARTICLE VIII	MISCELLANEOUS	26
EXHIBIT A		30
EXHIBIT B		32
EXHIBIT C		31
SCHEDULE I		38
SCHEDULE II		39
SCHEDULE III		40
DISCLOSURE SCHEDULES		41

AGREEMENT AND PLAN OF SHARE EXCHANGE

AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”), dated as of October  8, 2015, by and among CryptoSign, Inc. (formerly StrategaBiz, Inc. and Agricon Global Corporation), a Delaware corporation (the “CryptoSign”), NABUfit Global ApS a Danish company (the “Company”) and Mads H. Frederiksen and Ulrik Møll (the “Shareholders’ Representatives”), as the representatives of the shareholders holding no less than ninety percent (90%) of the issued and outstanding capital stock of the Company (collectively, the “Company Shareholders” and each a “Company Shareholder”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, in a share exchange transaction to be accounted for under United States Generally Accepted Accounting Principles (“US GAAP”) as a reverse acquisition, the Company Shareholders desire to exchange (the “Exchange”) the issued and outstanding equity interests of Company (“Company Shares”) for up to an aggregate of 15,500,001 shares (the “Exchange Shares”) of the common stock, par value $0.0001 of CryptoSign (“CryptoSign Common Stock”);

WHEREAS, the issuance of the Exchange Shares to the Company Shareholders is to be made in reliance upon the exemption from registration provided by Regulation S or Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Company is entering into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

WHEREAS, the Company Shareholders have appointed Mads H. Frederiksen and Ulrik Møll as the Company Shareholders’ Representatives to act as representative of the Company Shareholders in connection with the negotiation and execution of this Agreement.

NOW THEREFORE, on the basis of the foregoing stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I: THE EXCHANGE

1.1         Exchange of Shares.  Upon the terms and subject to the conditions hereof, at the Closing, each of the Company Shareholders will sell, convey, assign, transfer and deliver to CryptoSign all of the Company Shares  owned by such Company Shareholder, as specified in Column I on Schedule I hereto, and CryptoSign will issue to each Company Shareholder, in exchange for the Company Shares held by such Company Shareholder, a stock certificate representing the number of Exchange Shares set forth opposite such Company Shareholder’s name in Column II on Schedule I hereto, which Exchange Shares shall be issued in proportion to the number of issued and outstanding Company Interests owned by each such Company Shareholder.

1.2         Closing. The closing of the Exchange (the “Closing”) shall take place by electronic communication on the date when all of the closing conditions set forth in Article VI of this Agreement are either satisfied or waived, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date”.

1.3         Name Change. As soon as possible following the Closing, the name of CryptoSign, Inc. shall be changed to “NABUfit Global Inc.”

1.4         Rights of Holders of Company Shares.  On or prior to the Closing, any certificate or instrument that immediately prior to the Closing represented Company Interests owned by any Company Shareholder shall be deemed for all purposes, to evidence ownership of and to represent the number of Exchange Shares into which such Company Interests have been exchanged pursuant to Section 1.1 above. The record holder of each such outstanding certificate or other instrument representing Company Interests, shall, after the Closing Date, be entitled to vote the number of Exchange Shares into which such Company Interests have been exchanged on any matters on which the holders of record of Cryptosign Common Stock, as of any date subsequent to the Closing Date, shall be entitled to vote. Following the Closing, in accordance with Section 70 of the Danish Companies Act and the governing documents of the Company, CryptoSign, will offer to any Company Shareholder that has not consented to the Exchange (the “Non-Consenting Shareholders”) and therefore has not exchanged such Company Shareholder’s Company Shares for Exchange Shares, the pro rata portion of the number of Exchange Shares such Company Shareholder would have been entitled to if such Company Shareholder had consented to the Exchange. Any remaining Exchange Shares that have not been issued to the Company Shareholders at the Closing, or to the Non-Consenting Shareholders following the Closing, shall be distributed pro rata among the Company Shareholders that have received Exchange Shares based on the number of CryptoSign Common Stock issued to such Company Shareholders in connection with the Exchange and this Agreement.

1.5         Procedure for Exchange of Company Capital Stock.

(a) After the Closing Date, holders of certificates or other instruments theretofore evidencing outstanding Company Shares, upon surrender of such instruments to CryptoSign, shall be entitled to receive certificates representing the number of Exchange Shares into which such Company Interests represented by the certificates or other instruments so surrendered are exchangeable as provided in Section 1.1 hereof.  CryptoSign shall not be obligated to deliver any such Exchange Shares to which any former holder of Company Shares is entitled until such holder surrenders the certificate or other instrument representing such Company Shares. Upon surrender, each certificate or other instrument evidencing Company Shares shall be cancelled.

(b) All shares of CryptoSign Common Stock issued upon the surrender for exchange of Company Interests, in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Interests.

(c) Any shares of CryptoSign Common Stock issued in the Exchange will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) upon receipt by CryptoSign of a written opinion of counsel for the holder reasonably satisfactory to CryptoSign to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws, and with respect to those shares of Common Stock issued pursuant to the exemption from registration provided by Regulation S under the Securities Act, in accordance with Regulation S.  In order to be eligible for resell, Exchange Shares issued pursuant to Regulation S must satisfy the following conditions of Section 903 of Reg S: (i) the purchaser (other than a distributor) certifies that it is (A) not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or (B) a U.S. person that acquired the securities in a transaction not requiring registration under the Securities Act; (ii) the purchaser agrees to resell the securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom, and agrees not to engage in hedging activities with regard to the securities, unless in compliance with the Securities Act; (iii) the securities of a domestic issuer contain a legend indicating that transfer is prohibited except in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom, and that hedging transactions involving the securities may not be conducted, unless in compliance with the Securities Act; and (iv)  the issuer, either by contract or a provision in its organizational documents, refuses to register any transfer of the securities not made in accordance with Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom; provided that if the securities are in bearer form or foreign law prevents the issuer from refusing to register such transfers, other reasonable procedures are implemented to prevent impermissible transfers. Restrictive legends shall be placed on all certificates representing Common Stock issued in the Exchange, if issued pursuant to Regulation S, substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(d)           In addition, certain of the Exchange Shares issued to the Company Shareholders set forth on Schedule II are subject to a twelve (12) month “lock-up” as set forth in that certain Lock-Up Agreement dated October [●], 2015, a copy of which is attached hereto as Exhibit A and the certificates evidencing the Exchange Shares issued to such Company Shareholders shall contain the following additional legend.

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT CERTAIN LOCK-UP AGREEMENT DATED OCTOBER 8, 2015 BETWEEN THE COMPANY AND THE STOCKHOLDERS WHICH RESTRICTS THE SALE, PLEDGE OR TRANSFER OF THE SHARES AS SET FORTH THEREIN AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(e)           In the event any certificate or other instrument for Company Interests shall have been lost, stolen or destroyed, CryptoSign shall issue in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of CryptoSign Common Stock, as may be required pursuant to this Agreement; provided, however, that CryptoSign, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against CryptoSign or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

1.6         Directors and Officers of CryptoSign Following the Closing. Effective immediately upon the Closing, the directors and officers of CryptoSign shall be those persons set forth on Schedule III, subject to compliance with Rule 14f-1 under the Securities Act. The directors and officers of CryptoSign following the Closing shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of CryptoSign and applicable law.

1.7         Shareholders’ Representatives.  The Company Shareholders have voted for and consented to the execution and adoption of this Agreement and the approval of the transactions contemplated hereby, including but not limited to the Exchange, and have irrevocably appointed attorney Mads H. Frederiksen and Ulrik Møll as the Shareholders’ Representatives, to act on behalf of the Company Shareholders, with the same effect as if each such Company Shareholder had individually appointed such Shareholders’ Representative, with full power and authority to act in the name of and for and on behalf of each Company Shareholder with respect to all matters arising in connection with, or related to, this Agreement and the transactions contemplated hereby and thereby.  A copy of the Power of Attorney attached by each of the Company Shareholders is attached hereto as Exhibit B.  Each of the matters referred to in this Section 1.7 shall be deemed to have been accepted, agreed upon, acknowledged or consented to, as applicable, by each Company Shareholder upon the vote or consent by such Company Shareholder for the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Exchange.  The Shareholders’ Representatives have been appointed (i) the agent and true and lawful attorney-in-fact of each Company Shareholder, with full power of substitution, and with full capacity and authority in its sole discretion, to act in the name of and for and on behalf of each Company Shareholder in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement, and (ii) the agent for service of process for each Company Shareholder, and the Company Shareholders have irrevocably consented to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to the Shareholders’ Representatives. Without limiting the generality of the foregoing, the power of the Shareholders’ Representatives shall include the power to represent each Company Shareholder with respect to all aspects of this Agreement, which power shall include, without limitation, the power to (i) waive any and all conditions of this Agreement, (ii) amend this Agreement and any agreement executed in connection herewith or therewith in any respect, (iii) receive notices or other communications, (iv) deliver any notices, certificates or other documents required, and (v) take all such other action and to do all such other things as the Shareholders’ Representatives deems necessary or advisable with respect to this Agreement.  CryptoSign and the Company shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by the Shareholders’ Representatives on behalf of the Company Shareholders.  Each Company Shareholder has acknowledged and agreed that (i) all deliveries by Company, including, without limitation, any payment, to the Shareholder’ Representative shall be deemed deliveries to the Company Shareholders, (ii) CryptoSign or the Company shall not have any liability with respect to any aspect of the distribution or communication of such deliveries between the Shareholders’ Representatives and any Company Shareholder and (iii) any disclosure made to the Shareholders’ Representatives by or on behalf of CryptoSign or Company shall be deemed to be a disclosure made to each Company Shareholder.  In the event that either Mads H. Frederiksen and Ulrik refuses to, or is no longer capable of, serving as a Shareholders’ Representative hereunder, holders of a majority of the issued and outstanding capital stock of Company shall promptly appoint a successor Shareholders’ Representative who shall be reasonably acceptable to Company and shall thereafter be a successor Shareholders’ Representative hereunder, and the Shareholders’ Representative shall serve until such successor is duly appointed and qualified to act hereunder.

The Company Shareholders shall indemnify, defend and hold harmless the Shareholders’ Representatives from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and third party expenses which the Shareholders’ Representatives may suffer or incur by reason of any action, claim or proceeding brought against the Stockholders’ Representative arising out of or relating in any way to this Agreement, or any transaction to which this Agreement relates, unless such losses, liabilities, costs damages and expenses shall have been finally adjudicated to have resulted from the willful misconduct or gross negligence of the Shareholders’ Representatives.

ARTICLE II: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company and [●] as the Shareholder Representative hereby represent and warrant to CryptoSign, as follows:

2.1         Organization. Company has been duly incorporated or organized, is validly existing as a corporation or other applicable business entity and is in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, and has the requisite power to carry on its business as now conducted.

2.2         Capitalization. Immediately prior to the Exchange, Company’s capitalization will consist of 50,002 shares of a single class issued and outstanding.  All of the issued and outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, or if subject to preemptive rights, such rights have been irrevocably waived.  There are no voting trusts or any other agreements or understandings with respect to the voting of any outstanding equity interests of Company.

            2.3         Certain Corporate Matters. Company is duly qualified to do business as a corporation or other applicable business entity and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a (i) a material adverse effect on the legality, validity or enforceability of this Agreement, or (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole (any of (i) or (ii), a “CompanyMaterial Adverse Effect”). Company has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4         Authority Relative to this Agreement. Company has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the board of directors or equivalent governing body of Company and no other actions on the part of Company are necessary to authorize this Agreement or the transactions contemplated hereby, except as required pursuant to Section 70 of the Danish Companies Act. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; provided, however, that Company makes no representations or warranties with respect to any obligations or actions of or required by the Company Shareholders to consummate the transactions contemplated by this Agreement.

2.5         Subsidiaries.

(a) Except as set forth on Section 2.5(a) of the Company Disclosure Schedule, the Company has no Subsidiaries. For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein; a “Company Subsidiary” is a Subsidiary of the Company and a “CryptoSign Subsidiary” is a Subsidiary of the CryptoSign.

(b) Except as set forth in Section 2.5(b) of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of any Company Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Company Subsidiary. To the knowledge of the Company, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity securities of any Company Subsidiary.

(c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary.

2.6           Consents and Approvals; No Violations. Except the consents to be obtained by the Company Shareholders, no filing with, and no permit, authorization, consent or approval of, any third party, public body or governmental authority is necessary for the consummation by Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws or equivalent governing documents of Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Company is a party or by which Company or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

2.7         Financial Statements.  The Company has provided or made available to CryptoSign: (a) the audited consolidated balance sheet of the Company (the “Company Balance Sheet”) at September 30, 2015 (the “Company Balance Sheet Date”), and the related consolidated statements of operations and cash flows for the period from inception (June 26, 2015 through September 30, 2015 (collectively, the “Company Year-End Financial Statements”); (the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, comply as to form with the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) for inclusion of such Company Financial Statements in CryptoSign’s filings with the SEC as required by the Exchange Act, and are consistent in all material respects with the books and records of the Company.

2.8         Material Changes.  Except as set forth on Schedule 2.7 and as provided by this Agreement, since the Company Balance Sheet Date, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Company Material Adverse Effect, (ii) Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to US GAAP or disclosed in filings made with the Commission, (iii) Company has not altered its method of accounting, (iv) Company has not declared or made any dividend or distribution of cash or other property to its equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

2.9         Tax Matters. Except as to matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect:

(a)                  Company has duly filed all applicable tax returns required to be filed by or with respect to it with each taxing authority having jurisdiction over Company, and no extensions with respect to such tax returns have been requested or granted;

(b)                  Company has paid, or adequately reserved against in the Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

(c)                  to the best knowledge of Company, there has been no material issue raised or material adjustment proposed (and none is pending) by any taxing authority having jurisdiction over Company in connection with any of Company’s consolidated tax returns; and

(d)                  no waiver or extension of any statute of limitations as to any material tax matter has been given by or requested from Company.

2.10         Books and Records. The books and records of Company delivered to CryptoSign prior to the Closing fully and fairly reflect the transactions to which Company is a party or by which its properties are bound.

2.11       Questionable Payments. Neither Company nor any Subsidiary, nor any employee, agent or representative of Company or any Subsidiary, has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company’s or any Subsidiary’s funds or made any payments from Company’s or any Subsidiary’s funds to any governmental officials for improper purposes or made any illegal payments from Company or any Subsidiary to obtain or retain business.

2. 12      Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct their respective businesses as presently conducted, the absence of which would or would reasonably be expected to result in a Company Material Adverse Effect.

(b) Section 2.12(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or any Company Subsidiary or for which an application for registration has been filed with any Governmental Entity by the Company or any Company Subsidiary, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.11(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $250,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company or any Company Subsidiary.

(c) Except as set forth on Section 2.12(c) of the Company Disclosure Schedule, all Intellectual Property Rights of the Company and the Company Subsidiaries that have been registered by them with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d) the Company is not in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

(e) Except as set forth on Section 2.12(e) of the Company Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and neither the Company nor any Company Subsidiary has received any written notice of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right by the Company.

(f) To the knowledge of the Company, except as set forth on Section 2.12(f) of the Company Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company in a manner that has a material impact on the business of the Company, except for such infringement, misappropriation or unlawful or unauthorized use as would not be reasonably expected to have a Company Material Adverse Effect.

2.13            Owned Real Property. Neither the Company nor any Subsidiary owns any real property.

2.14            Contracts.

(a) Section 2.14(a) of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Company Subsidiary is a party as of the date of this Agreement (other than the Transaction Documentation (as hereinafter defined)):

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties which provides for lease payments in excess of USD $20,000 per annum and which has a remaining term longer than 12 months and is not cancellable without penalty by the Company on sixty (60) days or less prior written notice;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company on sixty (60) days or less prior written notice and involves more than the sum of $USD 20,000, or (B) in which the Company or any Company Subsidiary has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement which, to the knowledge of the Company, establishes a material joint venture or legal partnership;

(iv) any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(v) any agreement involving any officer, director or stockholder of the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof (an “Affiliate”) (other than stock subscription, stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to CryptoSign);

(vi) any agreement or commitment for capital expenditures in excess of USD $20,000, for a single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed USD $100,000 in the aggregate for all projects); and

(vii) any other agreement (or group of related agreements) under which the Company is obligated to make payments or incur costs in excess of USD $20,000 in any year.

(b) The Company has delivered or made available to the CryptoSign a complete and accurate copy of each agreement listed in Section 2.14 of the Company Disclosure Schedule. With respect to each agreement so listed, and except as set forth in Section 2.14 of the Company Disclosure Schedule: (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; and (ii) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect.

2.15                Insurance. The Company does not maintain any insurance policies.

2.16                Litigation. Except as set forth in Section 2.16 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim or arbitration before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary which (a) seeks either damages in excess of $25,000 individually or $50,000 in the aggregate, (b) if determined adversely to the Company or such Company Subsidiary, would have or be reasonably anticipated to have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.17                Employees.

(a) Each employee of the Company and each Company Subsidiary is a party to a non-disclosure and assignment of inventions agreement with the Company or a Company Subsidiary. To the knowledge of the Company, no key employee (within the meaning of Section 416 of the Code) or group of employees acting in concert has given written notice of any plans to terminate employment with the Company or any Company Subsidiary.

(b) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, (i) no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Company Subsidiary, and (ii) to the Company’s knowledge, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company or any Company Subsidiary by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

2.18       Permits. Except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Permits”) required for the Company and the Company Subsidiaries to conduct their respective businesses as presently conducted; and (b) each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened.

2.19            Certain Business Relationships with Affiliates. Except as listed in Section 2.19 of the Company Disclosure Schedule, no Affiliate of the Company or of any Company Subsidiary owns any material property or right, tangible or intangible, which is used in and material to the business of the Company and the Company Subsidiaries, taken as a whole.

2.20            Brokers’ Fees. Neither the Company nor any Company Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.21           Legal Compliance. To the best knowledge of Company, after due investigation, no claim has been filed against Company alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. Company holds all of the material permits, licenses, certificates or other authorizations of governmental having jurisdiction over Company and agencies required for the conduct of its business as presently conducted.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

The Shareholder Representative on behalf of and as authorized representative for each Company Shareholder, jointly and severally with any other Company Shareholder, represents and warrants to CryptoSign, as follows:

3.1         Ownership of the Company Interests.  Except as set forth in Schedule 3.1, each Company Shareholder owns, beneficially and of record, good and marketable title to the Company Shares set forth opposite such Company Shareholder’s name in Column II on Schedule I hereto (the “CompanyShareholder’s Interest”), free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders’ agreements. Each such Company Shareholder has no right or claim whatsoever to any equity interest in Company which represents an equity interest other than the Company Shareholder’s Interest, and does not have any options, warrants or any other instruments, the exercise of which would entitle such Company Shareholder to purchase or convert into any equity interest of Company. At the Closing, such Company Shareholder will convey to CryptoSign good and marketable title to the Company Shareholder’s Interest, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders’ agreements or restrictions.

3.2         Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by the Shareholders’ Representatives and constitutes a valid and binding agreement of each such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3         Required Approvals. There are no filings, permits, authorizations, consents or approvals required by any third party, public body or governmental authority necessary for the consummation by each Company Shareholder of the transactions contemplated by this Agreement (collectively, the “Required Approvals”). Neither the execution and delivery of this Agreement by the Shareholders’ Representatives nor the consummation by the Shareholders’ Representatives or the Company Shareholders of the transactions contemplated hereby, nor compliance by the Shareholders’ Representatives or the Company Shareholders with any of the provisions hereof, will, upon obtaining any and all Required Approvals (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any Company Shareholder is a party or by which any Company Shareholder or any of its properties or assets may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Company Shareholder, or any of their respective properties or assets.

3.4         Restricted Securities and Lock-Up. The Company Shareholders understand that the Exchange Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that Exchange Shares will be characterized as “restricted securities” under U.S. federal securities laws, and that under such laws and applicable regulations Exchange Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Company Shareholder is familiar with Regulation S and Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Despite any registration of the Exchange Shares, all Shareholders listed on Schedule II shall accept a restriction on transfer (lock-up) of the Exchange Shares for a twelve (12) month period after Closing. No shares can be sold, assigned, pledged, or otherwise transferred in any manner for a period of 12 months following the Closing except as set forth in that certain Lock-Up Agreement which shall be executed in connection with the Closing.

3.5         Investment Risk.  Each Company Shareholder is able to bear the economic risk of acquiring Exchange Shares pursuant to the terms of this Agreement, including a complete loss of the Company Shareholder’s investment in Exchange Shares.

3.6         Legend. Each Company Shareholder acknowledges that the certificate(s) representing such Company Shareholder’s portion of Exchange Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the form set forth above in Sections 1.5(c) and 1.5(d) above:

3.7         Compliance with Regulation S for Non-U.S. Persons.  Each such Company Shareholder understands and agrees that Company may refuse to register any transfer of such Company Shareholder’s Exchange Shares not made in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Each such Company Shareholder that is not a U.S. person, within the meaning of Rule 902(k) of Regulation S under the Securities Act, is acquiring its portion of Exchange Shares pursuant to this Agreement for such Company Shareholder’s own account and not for the account or benefit of any U.S. person, as that term is defined in Rule 902(k) of Regulation S.  Each such Company Shareholder that is not a U.S. person has completed and provided to Company and CryptoSign a completed Regulation S Certification, in substantially the form attached hereto as Exhibit C.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF CRYPTOSIGN

CryptoSign hereby represents and warrants, to Company, the Company Shareholders and the Shareholders’ Representatives as follows:

4.1         Organization. CryptoSign is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate power to carry on its business as now conducted.  CryptoSign is a “shell company” as defined in Rule 12b-2 under the Securities and Exchange Act as a company with no or nominal assets and no or nominal operations.

4.2         Capitalization.  CryptoSign’s authorized capital stock consists of (i) 100,000,000 shares of common stock, of which 3,847,236 shares are issued and outstanding, and (ii) 4000,000 shares of preferred stock, none of which are issued and outstanding.  Immediately prior to the Closing, CryptoSign shall have no more than 3,847,236 issued and outstanding shares of common stock.  All issued and outstanding shares of CryptoSign capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, Exchange Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  Except as shall be provided pursuant to the CryptoSign Equity Incentive Plan, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which CryptoSign is a party or which are binding upon CryptoSign providing for the issuance by CryptoSign or transfer by CryptoSign of additional shares of CryptoSign’s capital stock and CryptoSign has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of CryptoSign. To CryptoSign’s knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of CryptoSign’s capital stock.  Except as contemplated by this Agreement, there are no obligations of CryptoSign to repurchase, redeem or otherwise re-acquire any shares of its capital stock.  CryptoSign does not, and as of the Closing will not, have any outstanding obligations to register any of its shares of capital stock with the Commission.

4.3         Certain Corporate Matters. CryptoSign is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of CryptoSign’s properties or nature of CryptoSign’s business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. CryptoSign has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. CryptoSign has delivered to Company true, accurate and complete copies of its certificate of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and board of directors of CryptoSign are complete and correct in all material respects. The stock records and stockholder list of CryptoSign that CryptoSign has previously furnished to Company are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of CryptoSign’s capital stock and any other outstanding securities issued by CryptoSign.  CryptoSign is not in default under or in violation of any provision of its certificate of incorporation or bylaws in any material respect.  CryptoSign is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4         Authority Relative to this Agreement.  CryptoSign has the requisite power and authority to enter into this Agreement and carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by CryptoSign and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of CryptoSign and no other actions on the part of CryptoSign are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CryptoSign and constitutes a valid and binding obligation of CryptoSign, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.5         Consents and Approvals; No Violations.  No filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by CryptoSign of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by CryptoSign nor the consummation by CryptoSign of the transactions contemplated hereby, nor compliance by CryptoSign with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws of CryptoSign, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which CryptoSign  is a party or by which it or any its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CryptoSign, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to CryptoSign taken as a whole.

4.6         SEC Documents.  CryptoSign hereby makes reference to the documents filed with the Commission, as posted on the SEC’s website, www.sec.gov, including, but not limited to, (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the SEC, which contained audited balance sheets of the CryptoSign as of June 30, 2015 and 2014, and the related statements of operation, changes in shareholders’ equity and cash flows for the years then ended and all other 10-Ks for prior years; and (b) Quarterly Reports on Form 10-Q and (c) all other reports filed by the CryptoSign under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the Commission  (collectively, the “SEC Documents”) and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CryptoSign included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with US GAAP (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of CryptoSign as of the dates thereof and its statements of operations, stockholders’ equity (deficit) and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were not and are not expected to have a material adverse effect on CryptoSign, its business, financial condition or results of operations).  Except as and to the extent set forth on the balance sheet of CryptoSign as of June 30, 2015 included in the SEC Documents, including the notes thereto or on Schedule 4.9 of this Agreement. CryptoSign has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not). CryptoSign does not have pending before the Commission any request for confidential treatment of information.

4.7               Financial Statements.

(a)         Included in the SEC Documents is the audited consolidated balance sheets of CryptoSign, Inc. and Subsidiaries as of June 30 2015 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended June 30, 2015 and 2014 (except with respect to continuation as a going concern) (collectively, “CryptoSign’s Financial Statement”).

(b)          CryptoSign’s Audited Financial Statements (i) are in accordance with the books and records of CryptoSign, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of CryptoSign as of the dates indicated, and (iv) are prepared in accordance with US GAAP (except that (x) unaudited financial statements may not be in accordance with US GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on CryptoSign, its business, financial condition or results of operations.

4.8            Events Subsequent to Financial Statements. Since June 30, 2015 there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a CryptoSign Material Adverse Effect.  For purposes the of this Agreement, “CryptoSign Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of CryptoSign; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a CryptoSign Material Adverse Effect: (a) conditions generally affecting the industries in which CryptoSign participates or the U.S. or global economy or capital markets as a whole; (b) any failure by CryptoSign to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Exchange; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions; or (f) the taking of any action required by this Agreement.

4.9         Liabilities. Except as set forth on Schedule 4.9 or as otherwise disclosed in the most recent balance sheet of CryptoSign included in CryptoSign’s Financial Statements, including the notes thereto, CryptoSign has no liability or obligation of any nature (whether direct, indirect, accrued, absolute, contingent, asserted, unasserted, known, unknown, matured, unmatured or otherwise and whether required to be reflected on a balance sheet or not).  Immediately prior to the Closing, CryptoSign will not have any liability or obligation of any nature (whether direct, indirect, accrued, absolute, contingent, asserted, unasserted, known, unknown, matured, unmatured or otherwise and whether required to be reflected on a balance sheet or not) except as set forth on Schedule 4.9 attached hereto.

4.10       Tax Matters.

(a)                  CryptoSign has duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with the U.S. Internal Revenue Service or other applicable taxing authority.

(b)                  CryptoSign has paid, or adequately reserved against in CryptoSign’s Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it.

(c)                  To the best knowledge of CryptoSign, there has been no material issue raised or material adjustment proposed (and none is pending) by the U.S. Internal Revenue Service or any other taxing authority in connection with any of CryptoSign’s tax returns.

(d)                  No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from CryptoSign.

4.11       Real Property.  CryptoSign does not own or lease any real property.

4.12       Books and Records. The books and records of CryptoSign delivered to Company prior to the Closing fully and fairly reflect the transactions to which CryptoSign is a party or by which its properties are bound.

4.13       Intellectual Property. Except as set forth on Schedule 4.13, CryptoSign does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. CryptoSign has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of CryptoSign infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened against CryptoSign.

4.14       Insurance. CryptoSign does not have any insurance policies in effect.

4.15       Contracts. Except as disclosed in its SEC Documents, CryptoSign does not have any contracts, leases, arrangements or commitments (whether oral or written) and is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.16       Litigation.  CryptoSign is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against CryptoSign.  CryptoSign is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of CryptoSign, and CryptoSign knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting CryptoSign or to which CryptoSign is a party.

4.17       Employees.  Except as set forth on Schedule 4.17, CryptoSign does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees.  CryptoSign does not have a written or oral employment agreement with any officer or director of CryptoSign.  CryptoSign is not a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by CryptoSign to any stockholder, officer, director or employee of CryptoSign, nor are there any loans or debts payable or owing by any of such persons to CryptoSign or any guarantees by CryptoSign of any loan or obligation of any nature to which any such person is a party.

4.18       Employee Benefit Plans. CryptoSign does not have any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by CryptoSign.

4.19       Legal Compliance. To the best knowledge of CryptoSign, after due investigation, no claim has been filed against CryptoSign alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. CryptoSign holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its business as presently conducted.

4.20       Subsidiaries and Investments.  CryptoSign does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

            4.21       Broker’s Fees. Neither CryptoSign, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.22       No SEC or FINRA Inquiries.  Neither CryptoSign nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.  No past or present director or officer of CryptoSign has ever been the subject of any of the events described in Item 401(k) of Regulation S-K under the Exchange Act.

ARTICLE V: COVENANTS

5.1                Closing Efforts. Each of the Parties shall use its reasonable best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Exchange are satisfied.

5.2                Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Company Disclosure Schedule.

5.3                Super 8-K. Promptly after the execution of this Agreement, the Parties shall complete a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (including the “Form 10 information” required by Items 2.01(f) and 5.01(a)(8) of Form 8-K and the financial statements required thereby) (the “Super 8-K”). Each of the Company and CryptoSign shall use its Reasonable Best Efforts to cause the Super 8-K to be filed with the SEC within four Business Days of the Closing and to otherwise comply with all requirements of applicable federal and state securities laws.

5.4                Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) conduct its operations in the Ordinary Course of Business.

5.5                Access to Company Information.

(a) The Company shall permit representatives of CryptoSign to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Company Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Company Subsidiary.

(b) CryptoSign (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company or any Company Subsidiary that is furnished to CryptoSign by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by CryptoSign, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of CryptoSign,or their respective directors, officers, or employees, (C) which CryptoSign knew or to which CryptoSign  had access prior to disclosure, provided that the source of such information is not known by CryptoSign  to be bound by a confidentiality obligation to the Company or any Company Subsidiary, or (D) which CryptoSign  rightfully obtains from a source other than the Company or a Company Subsidiary, provided that the source of such information is not known by CryptoSign to be bound by a confidentiality obligation to the Company.

5.6                Operation of CryptoSign Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, CryptoSign shall (and shall cause each of its Subsidiaries to) conduct its operations in the Ordinary Course of Business.

5.7                Access to CryptoSign Information.

(a) CryptoSign shall permit representatives of the Company to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of CryptoSign) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to CryptoSign.

(b) The Company (i) shall treat and hold as confidential any CryptoSign Confidential Information (as defined below), (ii) shall not use any of CryptoSign Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to CryptoSign all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “CryptoSign Confidential Information” means any information of CryptoSign or any CryptoSign Subsidiary that is furnished to the Company or any Company Subsidiary by CryptoSign or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company, any Company Subsidiary or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or any Company Subsidiary or their respective directors, officers, or employees, (C) which the Company or any Company Subsidiary knew or to which the Company or Company Subsidiary had access prior to disclosure, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to CryptoSign or any Subsidiary of CryptoSign or (D) which the Company or any Company Subsidiary rightfully obtains from a source other than CryptoSign or a Subsidiary of CryptoSign, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to CryptoSign or any Subsidiary of CryptoSign.

5.8                Expenses. The costs and expenses of CryptoSign and the Company (including legal fees and expenses of CryptoSign and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses; provided, that in the event that the Exchange is consummated, such costs and expenses shall be payable at Closing from the proceeds of the Private Placement Offering.

5.9                Indemnification.

(a)           CryptoSign shall not, after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

(b)           From and after the Effective Time, CryptoSign agrees that it will indemnify and hold harmless the individuals who on or prior to the Closing Date were directors or officers of the Company (the “Indemnified Executives”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and CryptoSign shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

(c)           The provisions of this Section 5.9 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Executive, and nothing in this Agreement shall affect any indemnification rights that any such Indemnified Executive may have under the certificate of incorporation or bylaws of the Company or any Company Subsidiary or any contract or instrument or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Executive without the consent of such Indemnified Executive.

5.10                Quotation of Exchange Shares. CryptoSign shall take whatever steps are necessary to cause the Exchange Shares, and any shares of CryptoSign Common Stock that may be issued pursuant to Sections 1.1 to be eligible for quotation on the OTC Markets.

5.11               Legal Counsel.  For a period of no less than twelve (12) months following the Closing Date, CryptoSign’s United States legal counsel of Carman Lehnhof Israelsen, LLP shall be consulted regarding all legal matters of Buyer and shall approve all filings and public announcements made by Buyer or any of the Acquired Companies.

ARTICLE VI: CONDITIONS TO CONSUMMATION OF EXCHANGE

6.1            Conditions to Obligations of the Company and the Company Shareholders.  The obligations of the Company and the Company Consenting Shareholders under this Agreement shall be subject to each of the following conditions:

                         (a)                 Closing Deliveries.  At the Closing, CryptoSign shall have delivered or caused to be delivered to the Company and the Shareholders’ Representatives, the following:

(i)                     resolutions duly adopted by the board of directors of CryptoSign authorizing and approving the Exchange and the execution, delivery and performance of this Agreement, including the delivery of the Exchange Shares in exchange for the Company Shares;

(ii)                   the resignation of the officers of CryptoSign, subject to the provisos of clause (iii) below;

(iii)                  subject to and in compliance with Rule 14f-1 under the Exchange Act, the existing directors of CryptoSign shall increase the size of the Board (as necessary or appropriate), elect and appoint the individuals set forth on Schedule III to the Board as indicated to fill vacancies created by such increase in the size of the Board, upon which such directors, except to the extent they are remaining as indicated below, will resign, and provided further, that the positions of Chief Executive Officer, President, Chief Financial Officer and Treasurer as set forth on Schedule III shall be elected upon the Closing by the current directors of CryptoSign;

(iv)           this Agreement duly executed by CryptoSign;

(v)           all corporate records, agreements, seals and any other information reasonably requested by the Company or the Shareholders’ Representatives with respect to CryptoSign;

(vi)            the Exchange Shares; provided, however, that certificates representing the Exchange Shares shall be delivered within ten (10) business days of the Closing;

 (vii)           such other documents as the Company or the Shareholders’ Representatives may reasonably request in connection with the transactions contemplated hereby.

                       (b)             the receipt by the Company of a consent from the Company Shareholders owning no less than 90% of the issued and outstanding capital stock of the Company approving the transactions contemplated by this Agreement and appointing the Shareholders’ Representatives as representative of such the Company Shareholders.

(c)           Representations and Warranties to be True. The representations and warranties of CryptoSign herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  CryptoSign shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(d)           SEC Filings.  At the Closing, CryptoSign will be current in all Commission filings required by it to be filed.

(e)           Due Diligence.  The Shareholders’ Representatives shall have completed their business and legal due diligence.

6.2           Conditions to Obligations of CryptoSign. The obligations of CryptoSign under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries.    On the Closing Date, the Company or the Shareholders’ Representatives, as applicable, shall have delivered to CryptoSign the following:

(i)            certificates or other instruments representing each the Company Shares, duly endorsed in blank or each accompanied by a duly executed and medallion guaranteed stock power effecting the transfer thereof to CryptoSign (or an equivalent instrument of transfer effective for the purpose of making such transfer in accordance with the laws of the jurisdiction of incorporation or organization of the Company of which such the Company Interest represents an ownership interest), in form reasonably acceptable to CryptoSign;

(ii)    this Agreement duly executed by the Company and the Shareholders’ Representatives;

(iii)   such other documents as CryptoSign may reasonably request in connection with the transactions contemplated hereby;

(iv)    audited and interim unaudited financial statements of the Company pro forma in respect of the Exchange, compliant with applicable SEC regulations for inclusion under Item 2.01 (f) and/or 6.01(a)(8) of Form 8-K, in substantially final form; and

(v)  all necessary information required for the completion of the Form “Super 8-K” as requested by CryptoSign and its counsel.

(d)            Representations and Warranties to be True.  The representations and warranties of the Company and the Company Consenting Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  the Company and the Company Consenting Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(e)            Required Approvals. The Company and the Shareholders’ Representatives shall have obtained all of the Required Approvals and delivered to the CryptoSign documentary evidence of the receipt of such Required Approvals, reasonably satisfactory to CryptoSign.

(f)           Due Diligence.  CryptoSign shall have completed its business and legal due diligence.

ARTICLE VII: TERMINATION

7.1                Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

7.2                Termination for Failure to Close. This Agreement may be terminated at any time by any of the Parties if the Closing shall not have occurred by November 30, 2015; provided, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time.

7.3                Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

7.4                Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a)       by CryptoSign if the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement or if any representation or warranty of the Company contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in each case, such that any condition set forth in Section 6.2 would not be satisfied; provided, that such breach is not cured within ten (10) days of written notice of such breach from CryptoSign (to the extent such breach is curable); provided, further, that CryptoSign may not terminate this Agreement under this Section 7.4(a) if it is then in breach in any material respect of this Agreement; or

(b)       by the Company if CryptoSign shall have breached or failed to observe or perform in any material respect any of their respective covenants or obligations under this Agreement or if any representation or warranty of CryptoSign contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in each case, such that any condition set forth in Section 5.1 would not be satisfied; provided, that such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable); provided, further, that the Company may not terminate this Agreement under this Section 7.4(b) if it is then in breach in any material respect of this Agreement.

7.5                Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful and material breach of any term or provision of this Agreement.

7.6                Remedies; Specific Performance. The rights and remedies of the Parties shall be cumulative (and not alternative). The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties (on behalf of themselves and the third-party beneficiaries of this Agreement) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

ARTICLE VIII: MISCELLANEOUS

8.1                Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.2                No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning issuance of the Exchange Shares and Article V concerning indemnification are intended for the benefit of the Company Stockholders and (b) the provisions in Section 5.9 concerning indemnification are intended for the benefit of the Indemnified Executives and their successors and assigns.

8.3                Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4                Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

8.5                Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

8.6                Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7                Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Stockholders: NABUfit Global ApS Vidensparken Vesterballevej 5 DK-7000 Fredericia Denmark Attn: Ulrik Møll Email: um@nabufitgloabl.com

If to CryptoSign (prior to the Closing):	Copy to (which copy shall not constitute notice hereunder):

CryptoSign Inc. 626 East 1820 North	Carman Tate Lehnhof Israelsen, LLP 299 South Main Street, Suite 1300
Orem, UT 84097 USA	Salt Lake City, UT 84111

Attn: Bob Bench	Attn: J. Martin Tate
Tel: +45 23903300 Phone: 801-362-2115 Email: bbench@agriconglobal.com
Phone: 801-534-4435
Email: mtate@clilaw.com

Copy to (which copy shall not constitute notice hereunder):
 Brian Mertz
 Oasis Sky Club
Tepe Mah
Sediryakasa Mevkii, 07400
Alanya, Turkey

Email: mertz@cryptosign.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.8                Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

8.9                Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10                Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.11                Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

8.12                WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.13                Survival. None of the representations or warranties in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

8.14                Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Exchange as of the date first above written.

COMPANY:
NABUfit Global ApS

By: _______________________________
Name:_____________________________
Title: ______________________________

CRYPTOSIGN
CryptoSign, Inc.

By: _______________________________
Name: _____________________________
Title: ______________________________

SHAREHOLDER REPRESENTATIVES:

By: _______________________________
Name: Mads H. Frederiksen

By: _______________________________
Name: Ulrik Møll

[Signature Page to Agreement and Plan of Exchange]

EXHIBIT A
LOCK UP AGREEMENT

EXHIBIT B

FORM POWER OF ATTORNEY

I hereby grant and [Mads H. Frederiksen][Ulrik Møll] power of attorney to sign the  purchase agreement between CryptoSign Inc. and my company,  or me as a shareholder in NABUfit Global ApS within October 15th 2015:

Copenhagen October 5, 2015

_____________

EXHIBIT C

Regulation S Certification

In connection with the issuance of common stock (the “Exchange Shares”) of CryptoSign, Inc., a Delaware corporation (“CryptoSign”), to the undersigned (the “Undersigned”), pursuant to that certain Agreement and Plan of Share Exchange (the “Agreement”), by and among CryptoSign, NABUFit Global ApS, a company organized in Demark (“NABUFit”) and Mads H. Frederiksen and Ulrik, as representative of holders owning 100% of the issued and outstanding equity interests of NABUFit (the “Shareholders’ Representatives”), the Undersigned hereby agrees, acknowledges, represents, and warrants to CryptoSign, NABUFit and the Shareholders’ Representative that:

1.         the Undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trust, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

2.         none of the Exchange Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.         the Undersigned understands and agrees that offers and sales of any of the Exchange Shares prior to the expiration of a period of one (1) year after the date of original issuance of the Exchange Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.         the Undersigned understands and agrees not to engage in any hedging transactions involving any of the Exchange Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.         the Undersigned is acquiring the Exchange Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Exchange Shares in the United States or to U.S. Persons;

6.         the Undersigned has not acquired the Exchange Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Exchange Shares that would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Exchange Shares; provided, however, that the Undersigned may sell or otherwise dispose of the Exchange Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.         the statutory and regulatory basis for the exemption claimed for the sale of the Exchange Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.         8.         CryptoSign has not undertaken, and will have no obligation, to register any of the Exchange Shares under the U.S. Securities Act. Provided, however, CryptoSign will endeavor to register the Exchange Shares by fling a Registration Statement on Form S-1 within six (6) months following the Closing;

9.         CryptoSign is entitled to rely on the acknowledgements, agreements, representations, and warranties and the statements and answers of the Undersigned contained in the Agreement and this Certificate, and the Undersigned will hold harmless CryptoSign from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations, and/or warranties made by the Undersigned not being true and correct;

10.       the Undersigned has been advised to consult his own legal, tax, and other advisors with respect to the merits and risks of an investment in the Exchange Shares and, with respect to applicable resale restrictions, is solely responsible (and CryptoSign is not in any way responsible) for compliance with applicable resale restrictions;

11.       the Undersigned and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from CryptoSign in connection with the acquisition of the Exchange Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by CryptoSign without unreasonable effort or expense;

12.       the books and records of CryptoSign were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Undersigned during reasonable business hours at its principal place of business, and all documents, records, and books in connection with the acquisition of the Exchange Shares under the Agreement have been made available for inspection by the Undersigned and his attorney and/or advisor(s);

13.       the Undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Undersigned is resident (the “International Jurisdiction”) that would apply to the acquisition of the Exchange Shares;

(b)
the Undersigned is acquiring the Exchange Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Undersigned is permitted to acquire the Exchange Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the applicable securities laws of the authorities in the International Jurisdiction do not require CryptoSign to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Exchange Shares; and

(d)	the acquisition of the Exchange Shares by the Undersigned does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of CryptoSign in the International Jurisdiction; and

the Undersigned will, if requested by CryptoSign, deliver to CryptoSign a certificate or opinion of local counsel from the International Jurisdiction that will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of CryptoSign, acting reasonably;

14.       the Undersigned (i) is able to fend for himself in connection with the acquisition of the Exchange Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of his prospective investment in the Exchange Shares; and (iii) has the ability to bear the economic risks of his prospective investment and can afford the complete loss of such investment;

15.       the Undersigned is not aware of any advertisement of any of the Exchange Shares and is not acquiring the Exchange Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices, or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.       no person has made to the Undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Exchange Shares;

(b)	that any person will refund the purchase price of any of the Exchange Shares;

(c)	as to the future price or value of any of the Exchange Shares; or

(d)
that any of the Exchange Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Exchange Shares on any stock exchange or automated dealer quotation system;

17.       none of the Exchange Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Undersigned that any of the Exchange Shares will become listed on any stock exchange or automated dealer quotation system;

18.       the Undersigned is outside the United States when receiving and executing his Agreement and is acquiring the Exchange Shares as principal for his own account, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Exchange Shares;

19.       neither the U.S. Securities and Exchange Commission (“SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Exchange Shares;

20.       the Exchange Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.       the Undersigned acknowledges and agrees that CryptoSign shall refuse to register any transfer of Exchange Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22.       the Undersigned understands and agrees that the Exchange Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

23.         the address of the Undersigned included herein is the sole address of the Undersigned as of the date of this Certificate.

[Signature Page Follows.]

IN WITNESS WHEREOF, I have executed this Regulation S Certificate.

Print Name
Date: _______________________________, 20[___]

____________________________________
Signature of Holder

____________________________________
Print Name of Holder

____________________________________
Signature of spouse, joint tenant, or tenant-in-common, if applicable (required)

____________________________________

SCHEDULE I

COMPANY SHAREHOLDERS

Company Shareholders	Number of Company shares	Number of CryptoSign shares
Maze Holding ApS	9,356	2,900,350
Chunmeilin Holding ApS	9,356	2,900,350
M. Krarup Holding IVS	9,356	2,900,350
F-Reklame A/S	7,266	2,252,592
Kessler & Back ApS	4,768	1,477,960
Ole Krebs	1,727	535,279
Anders Fredsborg	120	37,158
Lars Weibom	874	270,820
GD Investments ApS	874	270,820
Lauritzen Fonden	2,649	821,163
Bent Østergaard	265	82,016
Arne Nilsson	212	65,613
Jan Bech Andersen	3,179	985,530

Total	50,002	15,500,001

SCHEDULE II

The following shareholders will be under restriction and lock-up for a 12 months period after the Closing as set forth in the Lock-Up Agreement.

Maze Holding ApS
Chunmeilin Holding ApS
M. Krarup Holding IVS
F-Reklame A/S
Kessler & Back ApS
Ole Krebs
GD Investments ApS
Lars Weibom

SCHEDULE III

POST CLOSING OFFICERS AND DIRECTORS

Name	Title
Mads H. Frederiksen	Chairman of the Board of Directors
Soren Jonassen	Director
Morten Krarup	Director
Ulrik Moll	Chief Executive Officer
Robert Bench	Chief Financial Officer

DISCLOSURE SCHEDULES